UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  September 1, 2015
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, Diebold, Incorporated (the “Company”) eliminated the position of Chief Operating Officer, and as a result, George S. Mayes, Jr., the prior Executive Vice President and Chief Operating Officer, left the Company effective July 24, 2015. On September 1, 2015, the Company and Mr. Mayes entered into a separation agreement and release pursuant to which Mr. Mayes will receive severance payments and benefits specified in the Company’s Senior Leadership Severance Plan for Grade 100 and 90 executives. Those benefits were previously summarized on pages 47-48 of the Company’s proxy statement filed with the SEC on March 11, 2015 (as updated by Item 5 of Part II of the Company’s Form 10-Q filed on July 30, 2015). In addition, under the Separation Agreement, Mr. Mayes may choose his outplacement provider (up to $10,000) and he will receive certain additional items such as executive physical and financial planning benefits (with an aggregate value of up to $24,000) and up to 104 weeks of continued participation in the Company’s Executive Long-Term Disability Plan. For purposes of Mr. Mayes’ pro-rated 2015 cash bonus, his individual performance metric will be calculated at target. His retirement plan benefits will be as set forth in the respective Company retirement plans.
The Separation Agreement includes a general release of claims in favor of the Company and requires Mr. Mayes to comply with a two year non-competition provision, two year non-solicitation provision, and confidentiality, cooperation and non-disparagement conditions.
This summary is qualified by reference to the Separation Agreement filed as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description
10.1	Separation Agreement and Release, by and between Diebold, Incorporated and George S. Mayes, Jr., entered into September 1, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
September 8, 2015	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Separation Agreement and Release, by and between Diebold, Incorporated and George S. Mayes, Jr., entered into September 1, 2015.